[Aetna letterhead]                          Aetna Inc.
[Aetna logo]                                10 State House Square
                                            Hartford, CT  06103-3602

February 25, 1999                           Amy R. Doberman
                                            Counsel
                                            Law Division, SH11
                                            Investments & Financial Services
                                            (860) 275-2032
                                            Fax:  (860) 275-2158

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:    Aetna Series Fund, Inc.
       Post-Effective Amendment No. 30 to
       Registration Statement on Form N-1A
       (File No. 33-41694 and 811-6352)

Dear Sir or Madam:

The undersigned serves as counsel to Aeltus Investment Management, Inc., the investment adviser to Aetna Series Fund, Inc., a Maryland corporation (the "Company"). It is my understanding that the Company has registered an indefinite number of shares of beneficial interest under the Securities Act of 1933 (the "1933 Act") pursuant to Rule 24f-2 under the Investment Company Act of 1940 (the "1940 Act").

Insofar as it relates or pertains to the Company, I have reviewed the prospectus and the Company's Registration Statement on Form N-1A, as amended to the date hereof, filed with the Securities and Exchange Commission under the 1933 Act and the 1940 Act, pursuant to which the Shares will be sold (the "Registration Statement"). I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents and other instruments I have deemed necessary or appropriate for the purpose of this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Connecticut, Maryland and the District of Columbia. My opinion herein as to Maryland law is based upon a limited inquiry thereof that I have deemed appropriate under the circumstances.

Page 2
February 25, 199

Based upon the foregoing, and assuming the securities are issued and sold in accordance with the provisions of the Company's Articles of Incorporation and the Registration Statement, I am of the opinion that the securities will when sold be legally issued, fully paid and nonassessable.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Amy R. Doberman

Amy R. Doberman
Counsel